SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             DOUGHTIE'S FOODS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             DOUGHTIE'S FOODS, INC.
                2410 WESLEY STREET o PORTSMOUTH, VIRGINIA o 23707

                            -------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998

                            -------------------------


         The Annual Meeting of Stockholders of Doughtie's Foods, Inc. will be held on May 21, 1998, commencing at 10:00 a.m., local time, in the Board Room of Crestar Bank, 500 Main Street, Norfolk, Virginia, for the following purposes:

         1. To elect seven (7) directors for a term of one year;

         2. To act on a proposed amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock from 2,000,000 to 4,000,000;

         3. To approve the adoption of the 1998 Stock Incentive Plan;

         4. To ratify the selection of Price Waterhouse LLP as independent public accountants for the year 1998; and

         5. To act on such other matters as may be properly brought before the meeting.

         The close of business on April 8, 1998, has been fixed as the record date for the meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your attention is directed to the attached Proxy Statement.

                       By Order of the Board of Directors:



                       Michael S. LaRock, Secretary


The date of this notice is April 24, 1998.


     PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THIS PROXY AND VOTE YOUR OWN SHARES SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON.

                             DOUGHTIE'S FOODS, INC.
                2410 WESLEY STREET o PORTSMOUTH, VIRGINIA o 23707




                                 PROXY STATEMENT

                    To Be Mailed Beginning on April 24, 1998

                                       For

                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 21, 1998



         The accompanying proxy is solicited by and on behalf of the Board of Directors of Doughtie's Foods, Inc. (the "Company") for use at the Annual
Meeting of Stockholders of the Company to be held May 21, 1998, and any adjournment thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Stockholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail or by telephone or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby FOR the election of the named nominees for director, FOR ratification of the selection of the firm of Price Waterhouse LLP as the Company's independent public accountants for the current year, FOR approval of the proposed amendment to the Company's Articles of Incorporation and FOR approval of the 1998 Stock Incentive Plan. Any stockholder may revoke his proxy by delivery of a new later-dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

         Only stockholders of record at the close of business on April 8, 1998, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 1,495,023 shares of Common Stock were outstanding. Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon.

         With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The seven nominees receiving the greatest number of votes cast for the election of directors will be elected. With respect to the ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants for the current year, approval of the proposed amendment to the Company's Articles of Incorporation, and approval of the 1998 Stock Incentive Plan, stockholders may vote in favor of or against the proposal or ratification, or they may abstain from voting. The amendment to the Articles of Incorporation will be approved if it receives the affirmative vote of the holders of more than two-thirds of the outstanding Common Stock. With respect to all other matters to come before the Annual Meeting, including approval of the 1998 Stock Incentive Plan and ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants for the current year, action on such matters will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count towards a quorum, but will have no effect on the action taken with respect to such matter.

         The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of March 20, 1998, as to shares of Common Stock owned by (i) each director of the Company, (ii) each executive officer named in the summary compensation table on page 9, (iii) all directors and officers as a group, and (iv) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, together with their respective percentages.


-------------------------------------------------------------------------------------------------------------------------
                                                                   COMMON STOCK OF THE
                                                                   COMPANY BENEFICIALLY
                                                                    OWNED, DIRECTLY OR                          PERCENT
                                                                     INDIRECTLY, AS OF                            OF
                    NAME                                             MARCH 20, 1998(1)                           CLASS
-------------------------------------------------------------------------------------------------------------------------
Vernon W. Mules                                                            134,889  (2), (3)                        9.02
Steven C. Houfek                                                             4,185  (4)                                *
Marion S. Whitfield, Jr.                                                     4,200                                     *
Adolphus W. Hawkins, Jr.                                                     1,315                                     *
Donald B. Ratcliffe                                                            -0-                                     *
James F. Cerza, Jr.                                                            633  (5)                                *
William R. Waddell                                                           1,446                                     *

All officers and directors
  as a group (16 persons)                                                  154,415  (2), (3), (4)                  10.33

Family Trust u/w
  Robert F. Doughtie                                                       227,166  (6)                            15.19
Voting Trust u/a
  dated June 17, 1986, as
  extended                                                                 520,578  (7)                            34.82
Mary D. Houfek                                                              18,858  (3), (8), (9)                   1.26
Ashley Verlander                                                               343  (3), (10)                          *

-------------------------------------------------------------------------------------------------------------------------

         * Less than 1% of outstanding shares of Common Stock.

(1) Unless otherwise indicated by footnote, each individual has sole voting power and sole investment power with respect to the shares set forth opposite his name.

(2) Includes 1,731 shares owned of record by Mr. Mules' wife, the control of which shares Mr. Mules disclaims. Mr. Mules' business address is Doughtie's Foods, Inc., 2700 Lord Baltimore Drive, Baltimore, Maryland 21244.

(3) Does not include 227,166 shares held by Vernon W. Mules, Mary D. Houfek and Ashley Verlander as trustees of the Family Trust u/w Robert F. Doughtie. See Note 6 below.

(4) Does not include 762,417 shares beneficially held by Mr. Houfek's wife, Mary D. Houfek, the control of which shares Mr. Houfek disclaims. Ms. Houfek's beneficial holdings are set forth in the table and Notes 3, 8 and 9. Mr. Houfek's business address is Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707.

(5) The shares are owned of record by Mr. Cerza's wife and Mr. Cerza disclaims the control of such shares.

(6) The shares are owned of record by Vernon W. Mules, Mary D. Houfek and Ashley Verlander as trustees of the trust (the "Family Trust") which was established under the last will and testament of Robert H. Doughtie, the Company's founder. Mary D. Houfek, Barbara D. Horton and Elsie D. Waddell, the daughters of Mr. Doughtie, are the income beneficiaries of the Family Trust. Mr. Mules, Ms. Houfek and Mr. Verlander share voting and investment power with respect to these shares. The Family Trust's address is 705 Crystal Lane, Virginia Beach, Virginia 23451.

(7) The shares are owned of record by Mary D. Houfek, Barbara D. Horton and Elsie D. Waddell as trustees of the trust (the "Voting Trust"), which was created under a voting trust agreement among Ms. Houfek, Ms.
         Horton, Ms. Waddell, and Mary H. Doughtie dated June 17, 1986. Ms. Houfek, Ms. Horton and Ms. Waddell share voting and investment power with respect to these shares. On February 23, 1995, the parties to the voting trust agreement agreed to extend the term of the Voting Trust until December 31, 2004. The Voting Trust's address is 705 Crystal Lane, Virginia Beach, Virginia 23451.

(8) Does not include 520,578 shares held by Ms. Houfek, Barbara D. Horton and Elsie D. Waddell as trustees of the Voting Trust. See Note 7 above.

(9) Includes 14,673 shares held by Ms. Houfek as custodian for certain of her children and 4,185 shares owned by Ms. Houfek's husband, the control of which shares Ms. Houfek disclaims. Ms. Houfek's address is 705 Crystal Lane, Virginia Beach, Virginia 23451. Ms. Houfek is the wife of Steven C. Houfek, President and director of the Company.

(10) Mr. Verlander's business address is American Heritage Life Insurance Company, 76 South Laura Street, Jacksonville, Florida 32202.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 27, 1997, the Company's directors, executive officers, and stockholders beneficially owning more than ten percent of the Company's Common Stock complied with their respective Section 16(a) reporting requirements.


                              ELECTION OF DIRECTORS

         Action will be taken at the meeting to elect a Board of Directors of seven (7) persons. Unless otherwise directed on the form of proxy, shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all of the nominees named below, or, in the event that any such nominee should become unavailable for any reason, which is not presently anticipated, such proxies will be voted for a substitute nominee. The persons elected as directors will hold office until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Information regarding the seven current directors who will stand for reelection is set forth below.


Nominees for Director

         The Board of Directors has nominated the following persons for election as directors:



                 NOMINEE                         AGE              DIRECTOR SINCE
   Vernon W. Mules                                68                   1967
   Steven C. Houfek                               49                   1986
   Marion S. Whitfield, Jr.                       52                   1986
   Adolphus W. Hawkins, Jr.                       76                   1972
   Donald B. Ratcliffe                            72                   1987
   James F. Cerza, Jr.                            49                   1992
   William R. Waddell                             57                   1996

----------------

         VERNON W. MULES is Chairman of the Board of the Company. He served as the Company's Chief Executive Officer between May 1986 and May 1994. He has served as Chairman of the Board of Directors since February 1982. Mr. Mules served as President of the Company from May 1973 until May 1986. He is a member of the Executive Committee of the Company's Board of Directors.

         STEVEN C. HOUFEK has been President of the Company since August 1992 and has served as the Company's Chief Executive Officer since May 1994. From May 1987 until August 1992, he served as Executive Vice President of the Company. Between November 1977 and May 1987, Mr. Houfek served the Company in various management capacities, including Senior Vice President. He is a member of the Executive Committee of the Company's Board of Directors.

         MARION S. WHITFIELD, JR. has been Senior Vice President of the Company since May 1987. He served as Vice President of the Company from May 1983 until May 1987. He is a member of the Executive Committee of the Company's Board of Directors.

         ADOLPHUS W. HAWKINS, JR., an international business consultant, was Vice President of Scott & Stringfellow, Inc., an investment banking firm located in Richmond, Virginia, from July 1979 to August 1983. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         DONALD B. RATCLIFFE, an architect, has owned his own firm, Donald B. Ratcliffe, AIA, Associates, Inc., located in Baltimore, Maryland, since 1954. He is a member of the Executive Committee, the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         JAMES F. CERZA, JR. has served as Executive Vice President of Heilig-Meyers Company, a Richmond, Virginia-based furniture retailer, since
August 1989. From November 1988 to August 1989, he served as Regional Vice President, Operations for the same company. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         WILLIAM R. WADDELL has been a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., since 1969 and Managing Partner of the firm's office in Norfolk, Virginia, since 1995. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.


Committees of the Board of Directors and Meeting Attendance

         The standing committees of the Board of Directors of the Company include a Compensation Committee and an Audit Committee. The Board has no nominating committee.

         During 1997, the Compensation Committee consisted of Messrs. Hawkins and Ratcliffe (as Co- Chairmen), Cerza, and Waddell. The Committee oversees executive and staff management compensation.
The Committee met three times in 1997.

         During 1997, the Audit Committee consisted of Messrs. Cerza (as chairman), Hawkins, Ratcliffe, and Waddell. The Committee recommends the firm to serve as the Company's independent public accountants; consults with the independent public accountants regarding their audit, the performance of non-audit services, and the adequacy of the Company's internal controls; and reviews policies and matters relating to employee conduct. The Committee met three times in 1997.

         The Board of Directors held four meetings during the fiscal year ended December 27, 1997. All directors attended more than 75% of the aggregate of those meetings and the meetings of the committees on which they served held during the periods they were directors or served on such committees.


Executive Compensation

         The Securities and Exchange Commission has adopted regulations to make disclosure of cash and equity-based executive compensation easier to understand and more relevant to stockholders. The required information is comprised of a five-year stock performance graph, a report from the Company's Compensation Committee of the Board of Directors, and a summary compensation table.

  Five Year Total Stockholder Return

         The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1992 through December 31, 1997, from an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000, an index of 2,000 companies having a market capitalization between $25 million and $370 million (the "Russell 2000"), and
(iii) a Company-selected peer group (the "Peer Group Index"):

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG DOUGHTIE'S FOODS, INC. COMMON STOCK,
                    THE RUSSELL 2000 AND THE PEER GROUP INDEX




                                [GRAPH APPEARS HERE]

                    1992      1993      1994       1995       1996       1997
                    ----      ----      ----       ----       ----       ----
DOBQ              $100.00    $98.86   $109.75    $125.98    $146.17    $315.30
Russell 2000      $100.00   $118.91   $116.74    $149.94    $174.67    $213.73
Peer Group        $100.00   $110.42    $93.76    $116.80    $115.59    $157.40

The Frank Russell Company supplied the necessary information for and constructed the performance table, including the Peer Group Index. The Peer Group Index, which is weighted by market capitalization, consists of six companies in the wholesale food distribution industry in the United States whose securities are traded on either the New York Stock Exchange or the American Stock Exchange, or in the NASDAQ Stock Market, and whose business and operations are believed by the Company's management to be comparable to those of the Company. The companies included in the Peer Group Index are: Fleming Cos., Inc., Nash Finch Co., Rykoff Sexton, Inc. (acquired by JP Foodservice in December 1997), Super Food Services, Inc. (acquired by Nash Finch in November 1996), SUPERVALU Inc., and Sysco Corp.

         The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indices, may not be representative of a company's financial performance for given periods of time.


   Report of the Compensation Committee of the Board of Directors

         General. The Compensation Committee of the Board of Directors is composed solely of non-employee directors. Among its other duties, the Compensation Committee is charged with the responsibilities, subject to full Board of Directors' approval, of establishing, periodically reevaluating and (as appropriate) adjusting, and administering Company policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. In discharging such duties, the Compensation Committee is responsible for annually determining and recommending to the full Board the annual base salary for each executive officer and for establishing the criteria under which cash incentive bonuses may be paid to such executives for the year.

         The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with the success of the Company through the payment of a bonus based upon Company performance. The Compensation Committee establishes the annual base salary and bonus for the Chief Executive Officer and reviews and, as applicable, approves, modifies or rejects recommendations made by the Chief Executive Officer as to the annual salary and bonuses for other executive officers. All decisions of the Compensation Committee are reported to, and ratified by, the entire Board of Directors.

         Cash Compensation. Base salaries for executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to such executives' base salaries, the Compensation Committee focuses primarily on its assessment of the quality of services rendered by the executive during the prior year, changes in responsibility of the executive's position, and consideration of the Company's performance and profitability for the prior year. After considering all of these factors, the Compensation Committee recommended an across-the-board increase of $5,000 to executive officers' base salaries in 1997. Mr. Mules declined the recommended increase for 1997 and received a base salary unchanged from the previous year.

         The Company's key management level employees, including executive officers, are eligible to receive performance-based cash bonuses. The purpose of the performance-based cash bonuses is to align more closely the interests of the participating officers with the financial success of the Company and to reward individual performance contributing to such success. For 1997, the Company awarded cash bonuses to eight of its executive officers totaling 14.96% of the aggregate 1997 base salaries of those officers. No cash bonuses were awarded to Mr. Mules for 1997.

         Other Compensation. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, officers of the Company (including the named executive officers) are eligible to receive supplemental health insurance coverage and an automobile allowance. For the fiscal year ended December 27, 1997, the amount of additional benefits to each of the named executive officers of the Company did not exceed 10% of the total of annual salary and bonus for each named executive officer. In addition, executive officers are permitted to participate in the Company's retirement savings and 401(k) plan (the "401(k) Plan").

           Adolphus W. Hawkins, Jr. Donald B. Ratcliffe (Co-Chairmen)

                     James F. Cerza, Jr. William R. Waddell


   Summary Compensation Table

         The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were, as of the end of the last completed fiscal year, the Company's Chief Executive Officer and its two next highest paid executive officers. There were no other executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.


                                                                ANNUAL COMPENSATION (1)
                                                   --------------------------------------------------
                                                                                          OTHER                ALL
                                                                                          ANNUAL              OTHER
              NAME AND                                                                   COMPEN-             COMPEN-
             PRINCIPAL                                  SALARY            BONUS           SATION             SATION
              POSITION                   YEAR            ($)               ($)            ($)(4)             ($)(2)
------------------------------------  -----------  ----------------  --------------- ----------------  -------------------
VERNON W. MULES                          1997               152,573          -0-              -0-                4,577
  Chairman of the Board (3)              1996               152,573          -0-              -0-                4,577
                                         1995               152,573          -0-              -0-                4,577

STEVEN C. HOUFEK                         1997               130,489       25,000            5,045                4,666
  President and Chief                    1996               125,597       20,000            4,583                3,914
  Executive Officer (3)                  1995               122,488          -0-            4,711                4,416

MARION S. WHITFIELD, JR.                 1997               107,175       15,000            2,069                3,637
  Senior Vice President                  1996               102,339       12,000            1,973                3,129
                                         1995                99,357          -0-              -0-                3,341

(1) While the three named individuals received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) The amounts shown in the column captioned "All Other Compensation" consist entirely of the Company's matching contributions to the 401(k) Plan for the benefit of the named executive. The 401(k) Plan, which became effective as of July 1, 1992, covers virtually all full-time employees except those covered by a collective bargaining agreement. The Company makes contributions to the plan based on 50% of the participants' contributions, which can range from 1% to 6% of total compensation. Participating employees may also make unmatched contributions to the 401(k) Plan up to 15% of total compensation.

(3) Mr. Mules was the Company's Chief Executive Officer until May 1994, at which time Mr. Houfek became the Chief Executive Officer.

(4) The amounts shown in the column captioned "Other Annual Compensation" consist entirely of amounts paid in lieu of accrued vacation.


Directors' Compensation

         Directors who are not officers of the Company are paid an annual salary of $4,000, plus a fee of $500 per meeting attended, as well as reimbursement for travel and lodging expenses incurred in connection with such attendance.

Certain Relationships and Related Transactions

         In September 1995, the Company sold substantially all of the assets of its Home Food Service operation (the "Home Food Service") to Value Added Food Services, Inc., a Maryland corporation ("VAFS"), and ceased operations in the consumer portion of its business due to unprofitability. Vernon W. Mules, a director and Chairman of the Board of the Company, and his wife are the principal stockholders of VAFS. All finance receivables, inventory, delivery equipment, processing equipment and office equipment were sold. The total sale price was $1,154,000 with a $115,000 cash down payment and the balance of $1,039,000 in the form of a secured note, which was paid in full in 1996. The assets were sold primarily at net book value, except for finance receivables which were discounted by ten percent. The net loss on the sale, including abandoned assets and other write-offs, was $96,000. During 1996, the Company purchased certain chicken products from VAFS at competitive market prices totaling an aggregate amount of $411,146.

         Mr. Waddell, a director since 1996, is a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which has served as counsel to the Company on a regular basis since 1974.



                          INCREASE IN AUTHORIZED SHARES

         On February 18, 1998, the Board of Directors of the Company approved the adoption of an Amendment to the Company's Articles of Incorporation increasing the authorized number of shares of the Company's Common Stock from 2,000,000 to 4,000,000 and directed that it be submitted to shareholders for approval.

         The language in Article 4 would be amended to read as follows:

         "FOURTH: The Corporation is authorized to issue a maximum of 4,000,000 shares of Common Stock, par value $1.00."

         In 1997, the Company authorized a three-for-two stock split effected in the form of a stock dividend payable on January 12, 1998 to shareholders of record on December 12, 1997. As a result of that action, the number of authorized but unissued shares of Common Stock available to the Company for future use was reduced significantly. As of March 20, 1998, there were 1,495,023 shares of Common Stock issued and outstanding.

         The proposed increase in the number of shares of authorized Common Stock will insure that shares will be available, if needed, for issuance in connection with awards under the Company's 1998 Stock Incentive Plan (see below), stock splits, stock dividends, acquisitions, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special shareholders' meeting would be beneficial to the Company. Except for the 1998 Stock Incentive Plan, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

         No further action or authorization by the Company's shareholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

         The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

          As stated above, the Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of Common Stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.


Vote Required

         Approval of the proposed amendment to the Company's Articles of Incorporation requires the affirmative vote of the holders of more than two-thirds of the outstanding Common Stock.

         The Board of Directors believes that approval of the amendment to the Company's Articles of Incorporation is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the proposed amendment. If the proposal is adopted, the amendment will become effective upon the requisite filing under the Virginia Stock Corporation Act.


                            1998 STOCK INCENTIVE PLAN

Introduction

         On January 9, 1998, the Board of Directors of the Company approved and adopted the Doughtie's Foods, Inc. 1998 Stock Incentive Plan (the "1998 Plan") and directed that it be submitted to shareholders for approval.

         Subject to the approval of the shareholders, the 1998 Plan became effective as of January 1, 1998. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 31, 2007. No awards may be made under the 1998 Plan after its termination.

         The 1998 Plan is intended to provide a means for selected key management employees and directors of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company.

         The principal features of the 1998 Plan are summarized below. The summary is qualified by reference to the complete text of the plan, which is attached as Exhibit A.


General

         The 1998 Plan authorizes the reservation of 75,000 shares of Common Stock for issuance pursuant to Incentive Awards. Such awards may be in the form of restricted stock, incentive stock options or nonstatutory stock options (as described below).

         If an award under the 1998 Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to such award may be subjected again to an incentive award under the 1998 Plan.

         Adjustments will be made in the number of shares which may be issued under the 1998 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

         A participant may not receive an Incentive Award under the 1998 Plan with respect to more than 20,000 shares of Common Stock during any one taxable year.


Eligibility

         All present and future employees of the Company who hold positions with management responsibilities and directors who are not employees are eligible to receive awards under the 1998 Plan. The Company estimates that it has approximately 25 such employees and directors (9 of whom are officers).


Administration

         The 1998 Plan will be administered by a committee (the "Committee") comprised of at least two directors of the Company who shall be considered "non-employee directors" for purposes of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3"). The 1998 Plan is intended to conform to the provisions of Rule 16b-3 and to meet the requirements for performance-based compensation under Code Section 162(m). Unless otherwise determined by the Board of Directors, the Committee will be the Compensation Committee. The Compensation Committee has the power and complete discretion to determine when to grant awards, which eligible employees will receive awards, whether the award will be an incentive or nonstatutory stock option and the number of shares to be allocated to each award. The Compensation Committee may impose conditions on the exercise of options, and may impose such other restrictions and requirements as it may deem appropriate.


Restricted Stock

         The Committee may grant restricted stock under the Plan, which will be Company Stock subject to certain terms and conditions. The employee will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met. The restricted stock is forfeited if the restrictions are not met.


Stock Options

         Options to purchase shares of Common Stock granted under the 1998 Plan may be incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code, while nonstatutory stock options do not. The purchase price of Common Stock covered by an option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. Fair market value means the closing sales price as quoted on NASDAQ SmallCap Market .

         The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1998 Plan or any other similar plan maintained by the Company is limited to $100,000.

         Options may only be exercised at such times as may be specified by the Committee; provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. The Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a change of control (as defined in the 1998 Plan). The Committee may also accelerate the expiration date of outstanding options in the event of a change of control or a change in the corporate structure of the Company.

         An optionee exercising an option may pay the purchase price in cash; and if the option so provides, by delivering or causing to be withheld from the option shares, shares of Common Stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price. The Committee may also provide in the option that a participant who exercises an option by delivering already owned shares of Common Stock will be automatically granted a "reload option," which is a new option equal in amount to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the Common Stock on the date of delivery.


Transferability of Awards

         An  incentive  stock  option  awarded  under  the Plan may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan. Nonstatutory stock options may be transferable to the extent provided in an optionee's Incentive Award agreement.


Amendment of the 1998 Plan and Awards

         The Board of Directors may amend the 1998 Plan in such respects as it deems advisable; provided that, if and to the extent required by the Code, the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1998 Plan, (ii) materially increase the number of shares of Common Stock that may be reserved for issuance under the 1998 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1998 Plan. Awards granted under the 1998 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.


Federal Income Tax Consequences

         In general, a participant who has received shares of restricted stock will include in gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. This amount will be included in income in the tax year of the participant in which such events occur, unless, in the case of restricted stock, the participant has made a timely election under the Internal Revenue Code of 1986, as amended (the "Code"), to have the fair market value of the restricted stock included in income at the time of the grant of the restricted stock.

         Generally, a participant will not incur federal income tax when he is granted a nonstatutory stock option or an incentive stock option.

         Upon exercise of a nonstatutory stock option, a participant generally will recognize compensation income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. Generally, such amounts will be included in the participant's gross income in the taxable year in which exercise occurs. The compensation income recognized by the Participant is subject to income tax withholding by the Company.

         Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. If the participant holds the Common Stock acquired upon the exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the Common Stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the Common Stock will be capital gain or loss in an amount equal to the difference between the option price and the amount received in the sale or exchange.

         If the Incentive Award agreement so provides, a participant may pay the purchase price on the exercise of a nonstatutory stock option or an incentive stock option by delivery of cash or shares of Common Stock, or a combination of cash and Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in the value of the previously held Common Stock.

         Assuming that a participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly-held companies imposed under Section 162(m) of the Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an nonstatutory stock option recognizes ordinary compensation income in connection therewith, as described above. No deduction generally is allowed in connection with the exercise of an incentive stock option, unless the participant disposes of Common Stock received upon exercise of such option in violation of the holding period requirements.


1998 Grants

         The Compensation Committee on January 9, 1998 approved the option grants to employees of the Company as shown on the following table, subject to the approval of the 1998 Plan by the Stockholders at the Annual Meeting:

                                             1998 Stock Incentive Plan


                            Name and Position                                  Dollar Value         Number of Shares
                                                                                  ($)(1)
-------------------------------------------------------------------------- ---------------------  --------------------
Steven C. Houfek, President and Chief Executive Officer                                   97,500                15,000
Robert F. Horton, Vice President--Business Development                                    48,750                 7,500
Marion S. Whitfield, Jr.--Senior Vice President                                           19,500                 3,000
Michael S. LaRock, Treasurer and Secretary                                                19,500                 3,000
Thomas G. Brown, Vice President--Purchasing                                               19,500                 3,000
William E. Moody, Jr., Vice President--Sales                                              19,500                 3,000
William G. Ratliff, Vice President--Operations                                            19,500                 3,000
Jerry D. Nixon, Vice President--Government Contract Operations                            19,500                 3,000
All current executive officers as a group                                                263,250                40,500


(1) The exercise price on the options was set at $6.50, the closing price for the Company's Common Stock on the last trading day prior to the approval of such grants by the Compensation Committee, as retroactively adjusted to reflect the 50% stock split payable on January 12, 1998, to stockholders of record on December 12, 1997. The estimated dollar value is the product of the number of shares times the exercise price.


Vote Required

         Approval of the Doughtie's Foods, Inc. 1998 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the annual meeting.

         The Board of Directors believes that approval of the Doughtie's Foods, Inc. 1998 Stock Incentive Plan is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the proposed Doughtie's Foods, Inc. 1998 Stock Incentive Plan.


                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended December 27, 1997, and has been selected by the Board of Directors to serve as the Company's independent accountants for the 1998 fiscal year. Such appointment is subject to ratification by the stockholders. Unless otherwise directed, the accompanying proxy will be voted in favor of ratifying the selection of such accountants. Representatives of Price Waterhouse LLP are expected to be present at the meeting on May 21, 1998, with the opportunity to make a statement if they desire to do so, and will respond to appropriate questions.


                                  OTHER MATTERS

         Management of the Company knows of no matter, other than those set forth in this Proxy Statement, to be brought before the meeting. However, if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment on such matters.


                              STOCKHOLDER PROPOSALS

         Stockholders may present proposals for action, which are proper subjects for consideration at the 1999 Annual Meeting of Stockholders, to the Company for inclusion in its proxy materials for such meeting. Any such proposals should be submitted in writing in accordance with Securities and Exchange Commission rules to Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707, Attn: Michael S. LaRock, Secretary and Treasurer, and must be received by December 26, 1998 to be included in the proxy materials for the 1999 Annual Meeting.


                               FURTHER INFORMATION

         The Company will provide without charge to each person from whom a proxy is solicited, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's fiscal year 1997. Such written requests should be directed to Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707, Attn:
Michael S. LaRock, Secretary and Treasurer.

                                    By Order of the Board of Directors



                                    Michael S. LaRock, Secretary

                                    EXHIBIT A
                TO 1998 PROXY STATEMENT OF DOUGHTIES' FOODS, INC.






                             DOUGHTIE'S FOODS, INC.

                            1998 STOCK INCENTIVE PLAN









                              As Adopted Effective
                                 January 1, 1998

                                TABLE OF CONTENTS


                                                                           Page

         1.       Purpose...................................................1

         2.       Definitions...............................................1

         3.       General...................................................3

         4.       Stock.....................................................3

         5.       Eligibility...............................................3

         6.       Restricted Stock Awards...................................4

         7.       Stock Options.............................................5

         8.       Options For Eligible Directors............................5

         9.       Method of Exercise of Options.............................6

         10.      Nontransferability of Options.............................7

         11.      Effective Date of the Plan................................7

         12.      Termination, Modification, Change.........................7

         13.      Change in Capital Structure...............................8

         14.      Administration of the Plan................................8

         15.      Notice....................................................9

         16.      Interpretation............................................9

                             DOUGHTIE'S FOODS, INC.
                            1998 STOCK INCENTIVE PLAN

         1. Purpose. The purpose of this Doughtie's Foods, Inc. 1998 Stock Incentive Plan is to further the long term stability and financial success of Doughtie's Foods, Inc. by attracting and retaining key employees through the use of cash and stock incentives. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain employed with the Company and will further the identification of those employees' interests with those of the Doughtie's Foods, Inc. shareholders. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b- 3.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Affiliate" means another corporation in which the Company owns stock possessing at least 50 percent of the combined voting power of all classes of stock.

                  (c) "Annual Meeting" means the annual meeting of shareholders at which a class of members of the Board are routinely elected.

                  (d) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Award, any lapse of restrictions on Restricted Stock, any grant of Performance Stock, or any exercise of a Nonstatutory Stock Option.

                  (e) "Board" means the Board of Directors of Doughtie's Foods, Inc.

                  (f) "Change of Control" means the occurrence of any of the following events:

                           (i) any  person,  including  a "group"  as defined in
         Section 13(d)(3) of the Act becomes the owner or beneficial owner of Company securities having 30% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is also the majority at the time the purchases are made);

                            (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions; or

                           (iii) with respect to a particular Participant, an event occurs with respect to the Employer that employs that Participant such that, after the event, the Employer is no longer an Affiliate.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the committee (but not be less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

                  (i) "Company" means Doughtie's Foods, Inc.

                  (j) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (k) "Date of Grant" means the date on which an Incentive Award is granted by the Committee or is automatically awarded under Section 8.

                  (l) "Director Option" means an Option granted to an Eligible Director pursuant to Section 8.

                  (m) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

                  (n) "Eligible Director" means a Participant who is a member of the Board who is not an employee of the Company or any Subsidiary.

                  (o) "Employer" means the Company, and each Affiliate that employs one or more Participants.

                  (p)      "Fair Market Value" means:

                           (i) If the Company Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or

                           (ii) If (i) does not apply, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

                  (q)  "Incentive  Award"  means,  collectively,   an  award  of
Restricted Stock or an Option under the Plan.

                  (r) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

                  (s) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

                  (t) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (u) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (v) "Participant" means any employee of the Company or an Affiliate or an Eligible Director who receives an Incentive Award under the Plan.

                  (w) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

                  (x) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (y) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

         3. General. The following types of Incentive Awards may be granted under the Plan: Restricted Stock or Options. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

         4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of seventy-five thousand (75,000) shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. No more than twenty thousand (20,000) shares may be allocated to the Incentive Awards that are granted to any Participant during any single Taxable Year.

         5.       Eligibility.

                  (a) All present and future employees of the Company or an Affiliate (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or an Affiliate shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The eligibility of Eligible Directors is determined under Section 8.

                  (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         6.       Restricted Stock Awards.

                  (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Employer and the Participant and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

                  (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

                  (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

                  (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

                  (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

                  (f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to (I) deliver Mature Shares or (ii) have the Employer retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         7.       Stock Options.

                  (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement.

                  (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

                  (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                           (i) No Incentive  Stock Option may be exercised after
                  the  first to occur of (x) ten  years  from the Date of Grant,
                  (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability, or (z) one year following the date of the Participant's termination of employment on account of Disability.

                           (ii) An Incentive Stock Option by its terms, shall be
                  exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

                  (d) The Committee may, in its  discretion,  grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

         8.       Options For Eligible Directors.

                  (a) Each Eligible Director who was not an employee of the Company or Subsidiary for at least one year before the Date of Grant of a Director Option under the Plan shall be eligible to receive Director Options under Section 8. All Director Options granted under Section 8 shall be Nonstatutory Stock Options. Each Director Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions under
Section 8. Except to the extent inconsistent with Section 8, all provisions of the Plan relating to Options shall apply to Director Options. An Eligible Director may not receive any Incentive Award under the Plan except as provided in Section 8.

                  (b) At each Annual Meeting beginning with the Annual Meeting at which this Plan is approved by shareholders, each Eligible Director (other than a director not reelected) shall automatically receive a Director Option to purchase a number of shares of Company Stock equal to $3,000 divided by the Fair Market Value of the Company Stock as of the day before the Annual Meeting. If at any time under the Plan there are not sufficient shares available to permit fully the automatic Director Option grants described in this paragraph, the Director Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

                  (c) The exercise price of a Director Option shall be the Fair Market Value of the Company Stock on the Date of Grant.

                  (d) Subject to Section 8(e) below, all Options shall become exercisable as follows: one-third on the day before the first annual meeting of shareholders after the Date of Grant; one-third on the day before the second annual meeting after the Date of Grant; and the remainder on the day before the third annual meeting of shareholders after the Date of Grant; provided that the Eligible Director is a director of the Company on each such day. If the Eligible Director ceases to be a director of the Company before an Option is fully exercisable, the unexercisable portion of the Option shall be forfeited immediately. Once exercisable, all or any portion of an Option may be exercised until the earlier of:

                           (i) thirty-six months after the date the Eligible Director ceases to be a director of the Company for any reason, including death or disability; or

                           (ii) the expiration of ten (10) years from the Date of Grant.

                  (e) Director Options shall become fully exercisable upon a Change of Control.

                  (f) In the case of the purchase of shares under a Director Option, the Eligible Director may pay the exercise price at his or her election:
(i) in cash, (ii) by delivery of Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price.

         9. Method of Exercise of Options. (a) Options may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or
(iv) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

                  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

                  (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.

                  (d) As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option agreement so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Employer retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         10. Nontransferability of Options. Nonstatutory Stock Options shall be transferable to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

         11. Effective Date of the Plan. The effective date of the Plan is January 1, 1998. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

         12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2007. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding two sentences, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         13. Change in Capital Structure. (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

                  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         14. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deem appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the time or times when an Incentive Award shall be granted, (v) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vi) when Options may be exercised, (vii) whether a Disability exists, (viii) the manner in which payment will be made upon the exercise of Options, (ix) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (x) whether to authorize a Participant (A) to use Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Employer withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes,
(xi) the terms and conditions applicable to Restricted Stock awards, (xii) the terms and conditions on which restrictions upon Restricted Stock shall lapse,
(xiii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by the Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

         15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to an Employer - at the principal business address of the Company to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, this instrument has been executed this ____ day of _____________, 1998.

                                            DOUGHTIE'S FOODS, INC.

                                            By__________________________________

      ***************************APPENDIX*********************************

                              [FRONT OF PROXY CARD]


                             DOUGHTIE'S FOODS, INC.

                     Proxy for Annual Meeting, May 21, 1998

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John C. Bilzor and Michael S. LaRock, or any one of them, acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Doughtie's Foods, Inc., to be held in the Board Room of Crestar Bank, 500 Main Street, Norfolk, Virginia, at 10:00 A.M., local time, May 21, 1998, and at any adjournments thereof, and to vote as indicated below all shares of stock of said Company standing in the name of the undersigned, with all of the powers the undersigned would possess if personally present at such meeting.


         Please sign and date on reverse side and return the proxy card promptly using the enclosed envelope.




                              FOLD AND DETACH HERE

1.  Election of      FOR all nominees listed           WITHHOLD AUTHORITY to
    Directors.       below (except as                  vote for all nominees
                     marked to the contrary)[  ]       listed below [  ]

Vernon W. Mules, Steven C. Houfek, Marion S. Whitfield, Jr., Adolphus W. Hawkins, Jr., Donald B. Ratcliffe, James F. Cerza, Jr., William R. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. To approve a proposed amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the common stock from 2,000,000 to 4,000,000.


         FOR [  ]            AGAINST [  ]              ABSTAIN [  ]


3. To approve the adoption of the 1998 Stock Incentive Plan.


         FOR [  ]            AGAINST [  ]              ABSTAIN [  ]


4. To ratify the selection of Price Waterhouse LLP as independent certified public accountants for the fiscal year 1998.


         FOR [  ]            AGAINST [  ]              ABSTAIN [  ]


5. In their discretion on such other matters as may properly come before the meeting.


     THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.



                                   DATE:_________________________________,  1998

                                    --------------------------------------------

                                    --------------------------------------------

                                    Please  sign your  name(s)  exactly as shown
                                    imprinted    hereon.    If   signer   is   a
                                    corporation,  please sign the full corporate
                                    name by duly  authorized  officer  and affix
                                    the  corporate  seal. If signer is attorney,
                                    guardian,    administrator,    executor   or
                                    trustee, please give full title as such.




                            FOLD AND DETACH HERE

                            DOUGHTIE'S FOODS, INC.




YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.